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                                                                  Exhibit 99.1


                       [OBJECT OMITTED] [OBJECT OMITTED]


FOR IMMEDIATE RELEASE                                            PAUL K. SUIJK
                                                                (727) 576-6003


FEBRUARY 26, 1999                                                PAUL G. DUMOND
                                                             011-44171-399-3000


                    DANKA ANNOUNCES EXTENSION OF BANK WAIVER


St. Petersburg, Florida (February 26, 1999) - Danka Business Systems PLC (NASDAQ: DANKY) today announced that it obtained from its bank lenders a six month extension on the waiver of certain financial covenants and the consequences of failing to comply with such covenants under its Credit Agreement. Larry K. Switzer, Danka's Chief Executive Officer, commented, "We are pleased with this important development and the confidence our bank lenders have in our plans to move forward and focus on the business at hand." The Company's bank lenders also approved its request to make $30.0 million in new loans available to the Company.

Danka Business Systems PLC, headquartered in London, England and St. Petersburg, Florida, is one of the world's largest independent suppliers of office equipment and related services, parts and supplies. Danka employs approximately 20,000 people and provides office products and services in more than 30 countries around the world.



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11201 Danka Circle North                                   33 Cavendish Square
St. Petersburg, FL  33716                              London, England W1M 0DE